UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Multi-Year Outperformance Agreement

On July 19, 2018, Global Net Lease, Inc. (the “Company”) and its operating partnership, Global Net Lease Operating Partnership, L.P. (the “OP”), entered into the 2018 Advisor Multi-Year Outperformance Agreement (the “2018 OPP”) with the Company’s external advisor, Global Net Lease Advisors, LLC (the “Advisor”). Pursuant to the 2018 OPP, based on the recommendation of the Company’s compensation consultant, FTI Consulting, Inc., the Company granted the Advisor a performance-based equity award in the form of units of limited partnership interest in the OP designated as “LTIP Units” (“LTIP Units”).

The 2018 OPP was entered into in connection with the conclusion of the performance period under the Company’s 2015 Advisor Multi-Year Outperformance Agreement with the Advisor (the “2015 OPP”), immediately following a determination by the compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”) that no LTIP Units had been earned under the 2015 OPP as of June 2, 2018 (the “Effective Date”), the final date of the performance period under the 2015 OPP. Following this determination, all LTIP Units that had been awarded under the 2015 OPP were automatically forfeited without the payment of any consideration by the Company or the OP as of the Effective Date in accordance with the terms of the 2015 OPP and the agreement of limited partnership of the OP (as amended from time to time, the “Partnership Agreement”).

Based on a maximum award value of $50,000,000 and $19.57 (the “Initial Share Price”), the closing price of Company’s common stock on June 1, 2018, the trading day prior to the Effective Date, the Advisor was issued a total of 2,554,930 LTIP Units (the “Award LTIP Units”) pursuant to the 2018 OPP. The Award LTIP Units represent the maximum number of LTIP Units that could be earned by the Advisor based on the Company’s total shareholder return (“TSR”) against the Initial Share Price over a performance period (the “Performance Period”) commencing on the Effective Date and ending on the earliest of (i) June 2, 2021, the third anniversary of the Effective Date, (ii) the effective date of any Change of Control (as defined in the 2018 OPP) and (iii) the effective date of any termination of the Advisor’s service as advisor of the Company.

Half of the Award LTIP Units (the “Absolute TSR LTIP Units”) will be eligible to be earned as of the last day of the Performance Period (the “Valuation Date”) if Company achieves an absolute TSR with respect to threshold, target and maximum performance goals for the Performance Period as follows:

Performance Level (% of Absolute TSR LTIP Units Earned)	Absolute TSR	Number of Absolute TSR LTIP Units Earned
Below Threshold (0%)	Less than 24.0%	0
Threshold (25%)	24.0%	319,366
Target (50%)	30.0%	638,733
Maximum (100%)	36.0% or higher	1,277,465

If the Company’s absolute TSR is more than 24% but less than 30%, or more than 30% but less than 36%, the percentage of the Absolute TSR LTIP Units earned will be determined using linear interpolation as between those tiers, respectively.

Half of the Award LTIP Units (the “Relative TSR LTIP Units”) will be eligible to be earned as of the Valuation Date if the amount, expressed in terms of basis points (bps), whether positive or negative, by which the Company’s absolute TSR on the Valuation Date exceeds the average TSR of a peer group consisting of Government Properties Income Trust, Lexington Realty Trust, Select Income REIT and W.P. Carey Inc. as of the Valuation Date as follows:

Performance Level (% of Relative TSR LTIP Units Earned)	Relative TSR Excess	Number of Relative TSR LTIP Units Earned
Below Threshold (0%)	Less than -600 bps	0
Threshold (25%)	-600 bps	319,366
Target (50%)	0 bps	638,733
Maximum (100%)	+600 bps or more	1,277,465

If the relative TSR excess is more than -600 bps but less than 0 bps, or more than 0 bps but less than +600 bps, the percentage of the Relative TSR LTIP Units earned will be determined using linear interpolation as between those tiers, respectively.

If the Valuation Date is the effective date of a Change of Control or a termination of the Advisor for any reason (i.e., with or without cause), then calculations relating to the number of Award LTIP Units earned pursuant to the 2018 OPP will be performed based on actual performance as of (and including) the effective date of the Change of Control or termination (as applicable) based on the performance through the last trading day prior to the effective date of the Change of Control or termination (as applicable), with the hurdles for calculating absolute TSR pro-rated to reflect that the Performance Period lasted less than three years but without pro-rating the number of Absolute TSR LTIP Units or Relative TSR LTIP Units the Advisor would be eligible to earn to reflect the shortened period.

The award of LTIP Units under the 2018 OPP will be administered by the Compensation Committee, provided that any of the Compensation Committee’s powers can be exercised instead by the Board if the Board so elects. Following the Valuation Date, the Compensation Committee is responsible for determining the number of Absolute TSR LTIP Units and Relative TSR LTIP Units earned, as calculated by an independent consultant engaged by the Compensation Committee and as approved by the Compensation Committee in its reasonable and good faith discretion. The Compensation Committee also must approve the transfer of any Absolute TSR LTIP Units and Relative TSR LTIP Units (or ordinary units of limited partnership in the OP corresponding to shares of common stock (“OP Units”) into which they may be converted in accordance with the terms of the Partnership Agreement).

LTIP Units earned as of the Valuation Date will also become vested as of the Valuation Date. Any LTIP Units that are not earned and vested after the Compensation Committee makes the required determination will automatically and without notice be forfeited without the payment of any consideration by the Company or the OP, effective as of the Valuation Date.

The rights of the Advisor as the holder of the LTIP Units are governed by the terms of the LTIP Units contained in the Partnership Agreement, as amended on July 19, 2018 (the “LPA Amendment”) in connection with 2018 OPP to reflect the issuance of the Award LTIP Units and to make certain clarifying and ministerial revisions to the Partnership Agreement. Until an LTIP Unit is earned in accordance with the provisions of the 2018 OPP, the holder of the LTIP Unit will be entitled to distributions on the LTIP Unit equal to 10% of the distributions (other than distributions of sale proceeds) made on an OP Unit. Distributions paid with respect to an LTIP Unit will not be subject to forfeiture, even if the LTIP Unit is ultimately forfeited because it is not earned in accordance with the 2018 OPP. The OP will make a distribution to the Advisor totaling approximately $0.1 million, representing the amount that would have been paid with respect to the Award LTIP Units after the Effective Date but prior to July 19, 2018.

After an LTIP Unit is earned, the holder will be entitled to a priority catch-up distribution per earned LTIP Unit equal to the accrued distributions on OP Units during the Performance Period, less distributions already paid on the LTIP Unit during the Performance Period. As of the Valuation Date, the earned LTIP Units will become entitled to the same distributions as OP Units. At the time the Advisor’s capital account with respect to an LTIP Unit is economically equivalent to the average capital account balance of an OP Unit, the LTIP Unit has been earned and it has been vested for 30 days, the Advisor, in its sole discretion, will be entitled to convert the LTIP Unit into an OP Unit in accordance with the Partnership Agreement. In accordance with, and subject to the terms of, the Partnership Agreement, OP Units may be redeemed on a one-for-one basis for, at the Company’s election, shares of the Company’s common stock or the cash equivalent thereof.

In connection with approving the 2018 OPP and the award thereunder, the Compensation Committee determined that it is customary and in the ordinary course of business for companies to implement successor performance-based equity plans upon conclusion of prior plans and that the terms of the 2018 OPP are no less favorable to the Company than would be obtained in a comparable arm’s length transaction with a third party. The Advisor expects that, in connection with the conclusion of the Performance Period, it would enter into a new multi-year outperformance agreement with the Company.

The preceding summary of the 2018 OPP and the LPA Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the 2018 OPP and the LPA Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this Current Report on Form 8-K, including statements concerning the Company’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, the Company’s results of operations, financial position and the Company’s business outlook, business trends and other information are forward-looking statements. When used in this Current Report on Form 8-K, the words “estimate”, “anticipate”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “seek”, “approximately” or “plan”, or the negative of these words and phrases, or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. Stockholders can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The Company’s expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K. The risks, uncertainties and other important factors include, among others, the risks and uncertainties described under the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company cautions stockholders not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	2018 Advisor Multi-Year Outperformance Award Agreement, dated as of July 19, 2018, between Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P. and Global Net Lease Advisors, LLC.
10.2	Fifth Amendment, dated July 19, 2018, to the Second Amended and Restated Agreement of Limited Partnership of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Net Lease, Inc.

Date: July 23, 2018	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer and President

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